UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010
ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2210 Woodland Drive, Manitowoc, WI 54220
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (a) Not applicable.
          (b) Not applicable.
          (c) On July 21, 2010, Michael J. Potts was promoted to President and Chief Operating Officer of Orion Energy Systems, Inc. (the “Company”). Prior to his promotion, Mr. Potts had been the Company’s Executive Vice President since 2003. Mr. Potts, age 46, also has served as a director of the Company since 2001. Mr. Potts joined the Company as Vice President — Technical Services in 2001. From 1988 through 2001, Mr. Potts was employed by Kohler Co., one of the world’s largest manufacturers of plumbing products. From 1990 through 1999 he held the position of Supervising Engineer — Energy in Kohler’s energy and utilities department. In 2000, Mr. Potts assumed the position of Supervisor — Energy Management Group of Kohler’s entire corporate energy portfolio, as well as the position of General Manager of its natural gas subsidiary. Mr. Potts is licensed as a professional engineer in Wisconsin.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: July 23, 2010	By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chairman and Chief Executive Officer

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